EXHIBIT 20

World Omni Auto Receivables Trust 2005-A

Monthly Servicer Certificate

February 28, 2005

Aggregate Note Amount
Aggregate Note Amount

Original	800,000,000.00

Note Balance @ 1/31/05	786,344,671.81
Principal distributable amount	18,941,685.09
Negative Carry Distributable Amount	114,120.40

Note Balance @ 2/28/05	767,288,866.32

Class A-1 Note Amount
Note Amount

Original	168,000,000.00

Note Balance @ 1/31/05	154,344,671.81
Principal distributable amount	18,941,685.09
Negative Carry Distributable Amount	114,120.40

Note Balance @ 2/28/05	135,288,866.32

Class A-2 Note Amount
Note Amount

Original	190,000,000.00

Note Balance @ 1/31/05	190,000,000.00
Principal distributable amount	—

Note Balance @ 2/28/05	190,000,000.00

Class A-3 Note Amount
Note Amount

Original	252,000,000.00

Note Balance @ 1/31/05	252,000,000.00
Principal distributable amount	—

Note Balance @ 2/28/05	252,000,000.00

Class A-4 Note Amount
Note Amount

Original	157,675,000.00

Note Balance @ 1/31/05	157,675,000.00
Principal distributable amount	—

Note Balance @ 2/28/05	157,675,000.00

Class B Note Amount
Note Amount

Original	32,325,000.00

Note Balance @ 1/31/05	32,325,000.00
Principal distributable amount	—

Note Balance @ 2/28/05	32,325,000.00

		Total
Distributable Amounts

Interest Distributable Amount		2,196,005.40
Principal Distributable Amount		18,941,685.09
Negative Carry Distributable Amount		114,120.40

Total		21,251,810.89

		Class A-1
Distributable Amounts

Interest Distributable Amount		333,727.48
Principal Distributable Amount		18,941,685.09
Negative Carry Distributable Amount		114,120.40

Total		19,389,532.97

		Class A-2
Distributable Amounts

Interest Distributable Amount		514,583.33
Principal Distributable Amount		0.00

Total		514,583.33

		Class A-3
Distributable Amounts

Interest Distributable Amount		743,400.00
Principal Distributable Amount		0.00

Total		743,400.00

		Class A-4
Distributable Amounts

Interest Distributable Amount		501,932.08
Principal Distributable Amount		0.00

Total		501,932.08

		Class B
Distributable Amounts

Interest Distributable Amount		102,362.51
Principal Distributable Amount		0.00

Total		102,362.51

	Series A-1	Series A-2
Note Factors
2/28/2005	80.5290871%	100.0000000%

	Series A-3	Series A-4
Note Factors
2/28/2005	100.0000000%	100.0000000%

	Series B
Note Factors
2/28/2005	100.0000000%

	$	#
Pool Data

Original Pool Balance	808,080,808.08	33,047
Pool Balance at 1/31/05	795,429,486.47	32,696
Principal Payments	17,730,117.82	464
Defaulted Receivables	0.00	0
Pool Balance at 2/28/05	777,699,368.65	32,232
Overcollateralization Target Amount	17,244,898.33
Recoveries	0.00

Weighted Average APR	6.74%
Weighted Average Remaining Term	57.06

	Aggregate Net Losses	Net Loss Ratio
January	—	0.00%
February	—	0.00%

Average Net Loss Ratio		0.00%

Noteholders’ First Priority Principal Distributable Amount	0.00

Noteholders’ First Priority Principal Distributable Amount	0.00

	Advance	Reserve Fund
Account Balances

Balance as of 1/31/05	13,788.05	12,552,122.42 *
Balance as of 2/28/05	25,092.02	12,575,438.45
Change	11,303.97	23,316.03
Reserve Fund Requirement		12,138,501.46
Reserve Fund Supplemental Requirement/(Excess)		(436,936.99)

		Pre-Funding
Balance as of 1/31/05		202,869,424.36 *
Balance as of 2/28/05		202,869,424.36
Change		0.00

	Maximum Carry	Negative Carry
Balance as of 1/31/05	1,090,658.86	1,090,658.86 *
Balance as of 2/28/05	774,791.27	888,911.67
Change	(315,867.59)	(201,747.19)
Excess to be Distributed	114,120.40

		Total
Distribution per $1,000

Distribution Amount		26.5647636

Interest Distribution Amount		2.7450067
Interest Carryover Shortfall		0.0000000

Principal Distribution Amount		23.6771064
Negative Carry Distribution Amount		0.1426505

		Class A-1
Distribution per $1,000

Distribution Amount		115.4138867

Interest Distribution Amount		1.9864731
Interest Carryover Shortfall		0.0000000

Principal Distribution Amount		112.7481256
Negative Carry Distribution Amount		0.6792881

		Class A-2
Distribution per $1,000

Distribution Amount		2.7083333
Interest Distribution Amount		2.7083333
Interest Carryover Shortfall		0.0000000

Principal Distribution Amount		0.0000000

		Class A-3
Distribution per $1,000

Distribution Amount		2.9500000

Interest Distribution Amount		2.9500000
Interest Carryover Shortfall		0.0000000

Principal Distribution Amount		0.0000000

		Class A-4
Distribution per $1,000

Distribution Amount		3.1833333

Interest Distribution Amount		3.1833333
Interest Carryover Shortfall		0.0000000

Principal Distribution Amount		0.0000000

		Class B
Distribution per $1,000

Distribution Amount		3.1666668

Interest Distribution Amount		3.1666668
Interest Carryover Shortfall		0.0000000

Principal Distribution Amount		0.0000000

		Total
Servicing Fee

Amount of Servicing Fee Paid		493,800.05
Total Unpaid		0.00

	#	$
Delinquent Receivables

Past Due 31-60 days	132	1,913,561.84
Past Due 61-90 days	20	290,044.43
Past Due 91 + days	0	0.00

Total	152	2,203,606.27
* Balances funded as of closing date 2/1/2005.